Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 (Amendment No. 1) of MetroCity Bankshares, Inc. of our report dated March 10, 2025 related to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of MetroCity Bankshares, Inc. for the year ended December 31, 2024, and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe LLP

Fort Lauderdale, Florida
June 4, 2025